Exhibit 99

SILICON LABORATORIES REPORTS RECORD REVENUE

—Company Delivers Strong Quarterly Performance and Outlook—

AUSTIN, Texas — Oct. 24, 2012 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported record third quarter revenue of $149.5 million, an impressive 25 percent increase compared to the third quarter of 2011.  The company believes market share gains across the portfolio and record design win activity are enabling the business to outperform the end markets.

Financial Highlights

Third quarter revenue was up ten percent sequentially due to both organic growth and the additional revenue from an acquisition completed during the quarter. On a GAAP-basis, gross margin was 57.9 percent, which included one-time charges associated with the acquisition.  R&D investment increased to $34.8 million, and SG&A expense decreased to $24.5 million. SG&A expense declined primarily due to an $8.1 million gain from the purchase of the company’s headquarters. Resulting GAAP operating income increased to 18.2 percent. Diluted GAAP earnings per share declined to $0.24 and included other charges related to the acquisition of Ember and a net gain from the purchase of the headquarters buildings.

The following non-GAAP results exclude the impact of stock compensation and other one-time items. Gross margin was 61.0 percent for the quarter. Operating expenses decreased to 39.1 percent of sales. R&D increased to $31.7 million, and SG&A increased to $26.7 million due to the acquisition and increased variable compensation. Operating income, therefore, was better than expected at 21.9 percent of revenue. Strong revenue growth and operating performance resulted in significant earnings leverage. Diluted earnings per share for the quarter was 61 cents, a 20 percent sequential increase. Reconciling charges are set forth in the financial measures table included below.

The company repurchased $14.9 million of stock and ended the quarter with $285 million in cash, cash equivalents and investments due to continued healthy cash flow from operations.

Business Highlights

All of the company’s major product categories, Access, Broadcast and Broad-based, grew sequentially again in the third quarter.  The company believes it is benefiting from growth trends in energy efficiency, the Internet of Everything, and the explosion in demand for bandwidth, all of which drive an increasing need for mixed-signal ICs.

The Broad-based business was up 15 percent as the company’s microcontroller (MCU) products posted record revenue. The increase, driven by both organic growth and the acquisition of ZigBee® wireless products, resulted from market share gains in communications infrastructure, consumer devices, smart energy, home automation and security.  The company’s power products benefited from customers’ redesigns of power systems and grew 20 percent sequentially.

The Broadcast business increased in both audio and video as consumer equipment makers continued to build ahead of the holidays.  Design win traction remains very strong, with the company’s video products closing on the majority of 2013 TV models, enabling continued share gains into next year. The Access products also posted sequential growth due to new ramps in PBX systems, voice over cable and Power over Ethernet applications.

“Our Broad-based business has achieved critical mass, and with double-digit annual growth rates, it is on track to be the majority of our business as we exit the year,” said Tyson Tuttle, president and CEO of Silicon Laboratories. “We’ve aligned our product focus to capitalize on the most important trends impacting mixed-signal ICs, and I feel good about extending the breadth and quality of the growth we’re seeing in the business into 2013.”

The company expects revenue for the fourth quarter to be in the range of $145 to $150 million.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or +1 (404) 537-3406 (international) and by entering 39712936. The replay will be available through November 7.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel;

risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenues	$149,461	$119,100	$410,833	$364,933
Cost of revenues	62,968	46,203	166,442	143,666
Gross margin	86,493	72,897	244,391	221,267
Operating expenses:
Research and development	34,768	31,715	101,943	101,248
Selling, general and administrative	24,495	27,254	82,075	85,168
Operating expenses	59,263	58,969	184,018	186,416
Operating income	27,230	13,928	60,373	34,851
Other income (expense):
Interest income	243	388	1,103	1,432
Interest expense	(234)	(4)	(299)	(14)
Other income (expense), net	(161)	(81)	807	292
Income before income taxes	27,078	14,231	61,984	36,561
Provision for income taxes	17,054	2,976	17,131	13,894

Net income	$10,024	$11,255	$44,853	$22,667

Earnings per share:
Basic	$0.24	$0.26	$1.06	$0.52
Diluted	$0.24	$0.26	$1.04	$0.50

Weighted-average common shares outstanding:
Basic	41,735	42,834	42,279	43,902
Diluted	42,520	43,919	43,261	45,305

 Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 29, 2012
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense *	Termination Costs	Acquisition Related Items	Headquarters Purchase Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$149,461

Gross margin	86,493	57.9%	$261	$—	$4,466	$—	$91,220	61.0%

Research and development	34,768	23.3%	3,039	—	—	—	31,729	21.2%

Selling, general and administrative	24,495	16.4%	4,096	1,428	358	(8,113)	26,726	17.9%

Operating expenses	59,263	39.7%	7,135	1,428	358	(8,113)	58,455	39.1%

Operating income	27,230	18.2%	7,396	1,428	4,824	(8,113)	32,765	21.9%

	Three Months Ended September 29, 2012
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense *	Termination Costs	Acquisition Related Items	Headquarters Purchase Items	Non- GAAP Measure
Net income	$10,024	$6,595	$1,136	$13,651	$(5,274)	$26,132

Diluted shares outstanding	42,520					42,520

Diluted earnings per share	$0.24					$0.61

*  Excludes stock compensation recognized in connection with terminations costs for our former CEO.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 29, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$125,505	$94,964
Short-term investments	148,573	212,526
Accounts receivable, net of allowances for doubtful accounts of $789 at September 29, 2012 and $725 at December 31, 2011	75,749	55,351
Inventories	42,523	34,778
Deferred income taxes	15,870	11,563
Prepaid expenses and other current assets	36,735	43,867
Total current assets	444,955	453,049
Long-term investments	11,418	17,477
Property and equipment, net	136,321	25,141
Goodwill	130,069	115,489
Other intangible assets, net	94,611	60,005
Other assets, net	37,669	34,830
Total assets	$855,043	$705,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,476	$26,354
Current portion of long-term debt	5,000	—
Accrued expenses	41,441	30,857
Deferred income on shipments to distributors	30,903	24,962
Income taxes	3,339	665
Total current liabilities	116,159	82,838
Long-term debt	95,000	—
Other non-current liabilities	22,663	24,214
Total liabilities	233,822	107,052
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 41,706 and 42,068 shares issued and outstanding at September 29, 2012 and December 31, 2011, respectively	4	4
Additional paid-in capital	—	14,749
Retained earnings	622,098	586,653
Accumulated other comprehensive loss	(881)	(2,467)
Total stockholders’ equity	621,221	598,939
Total liabilities and stockholders’ equity	$855,043	$705,991

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2012	October 1, 2011
Operating Activities
Net income	$44,853	$22,667
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	10,247	10,119
Net gain on the purchase of property and equipment	(8,457)	—
Amortization of other intangible assets and other assets	11,001	8,570
Stock-based compensation expense	23,796	27,224
Income tax benefit from employee stock-based awards	2,301	2,301
Excess income tax benefit from employee stock-based awards	(2,470)	(2,111)
Deferred income taxes	5,024	2,011
Changes in operating assets and liabilities:
Accounts receivable	(18,470)	(11,581)
Inventories	(5,994)	1,670
Prepaid expenses and other assets	13,283	227
Accounts payable	9,113	871
Accrued expenses	(797)	819
Deferred income on shipments to distributors	5,267	1,495
Income taxes	(4,378)	1,287
Net cash provided by operating activities	84,319	65,569
Investing Activities
Purchases of available-for-sale investments	(138,822)	(113,784)
Proceeds from sales and maturities of marketable securities	209,972	166,262
Purchases of property and equipment	(99,720)	(7,472)
Purchases of other assets	(6,146)	(891)
Acquisition of businesses, net of cash acquired	(71,852)	(27,262)
Net cash provided by (used in) investing activities	(106,568)	16,853
Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	3,035	2,320
Excess income tax benefit from employee stock-based awards	2,470	2,111
Repurchases of common stock	(51,040)	(110,063)
Proceeds from issuance of long-term debt, net	98,325	—
Payments on debt	—	(7,174)
Net cash provided by (used in) financing activities	52,790	(112,806)

Increase (decrease) in cash and cash equivalents	30,541	(30,384)
Cash and cash equivalents at beginning of period	94,964	138,567
Cash and cash equivalents at end of period	$125,505	$108,183

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